UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2022

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 21, 2022, the Audit and Finance Committee (the “Audit Committee”) of the Board of Directors of Hawaiian Holdings, Inc. (the “Company”) concluded, after discussion with the Company’s management, that the Company’s consolidated unaudited financial statements as of and for the quarterly periods ended March 31, 2022 and June 30, 2022 (collectively, the “Non-Reliance Periods”) included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) for the Non-Reliance Periods, (1) should no longer be relied upon due to an error in accounting for net unrealized losses from equity securities, as further described below, and (2) will require restatement. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s consolidated unaudited financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon.

During the Non-Reliance Periods, the Company recorded approximately $19.4 million in net unrealized losses from equity securities into Other Comprehensive Income instead of as a non-operating expense in the Company’s income statement.

The Company intends to restate the unaudited consolidated financial statements for the Non-Reliance Periods as soon as practicable by filing amended Quarterly Reports on Form 10-Q for the Non-Reliance Periods, including the correction of other immaterial errors related to income taxes for investment securities. Accordingly, investors and others should rely only on financial information and other disclosures regarding the Non-Reliance Periods once the Company restates its consolidated unaudited financial statements for the Non-Reliance Periods.

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

In connection with the restatement, management has concluded that a material weakness exists in internal control over financial reporting with respect to controls over the accounting for unrealized gains and losses on equity securities. Management is developing a remediation plan for the material weakness that will be implemented in the fourth quarter of 2022. Additionally, management reevaluated the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2022, and June 30, 2022 and concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2022, and June 30, 2022 due to this material weakness.

The tables below reflect the anticipated impact to net loss after properly accounting for net unrealized losses from equity securities, net of the tax effect of such accounting, during the Non-Reliance periods:

	Three Months Ended March 31, 2022
	(in thousands, except per share data)
	(unaudited)
	As Previously Reported	Correction	As Restated
Consolidated Statements of Operations
Operating Loss	$(147,805)	$—	$(147,805)
Nonoperating Income (Expense):	(7,019)	(11,474)	(18,493)
Loss Before Income Taxes	(154,824)	(11,474)	(166,298)
Income tax expense (benefit)	(32,015)	(1,005)	(33,020)
Net Loss	$(122,809)	$(10,469)	$(133,278)
Net Loss Per Common Stock Share:
Basic	$(2.39)	$(0.21)	$(2.60)
Diluted	$(2.39)	$(0.21)	$(2.60)

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	(in thousands, except per share data)
	(unaudited)
	As Previously Reported	Correction	As Restated	As Previously Reported	Correction	As Restated
Consolidated Statements of Operations
Operating Loss	$(26,089)	$—	$(26,089)	$(173,894)	$—	$(173,894)
Nonoperating Income (Expense):	(19,845)	(7,920)	(27,765)	(26,864)	(19,394)	(46,258)
Loss Before Income Taxes	(45,934)	(7,920)	(53,854)	(200,758)	(19,394)	(220,152)
Income tax expense (benefit)	(9,160)	2,680	(6,480)	(41,175)	1,675	(39,500)
Net Loss	$(36,774)	$(10,600)	$(47,374)	$(159,583)	$(21,069)	$(180,652)
Net Loss Per Common Stock Share:
Basic	$(0.72)	$(0.20)	$(0.92)	$(3.11)	$(0.41)	$(3.52)
Diluted	$(0.72)	$(0.20)	$(0.92)	$(3.11)	$(0.41)	$(3.52)

The tables below reflect the anticipated impact to adjusted net loss after properly accounting for net unrealized losses from equity securities, net of the tax effect of such accounting, during the Non-Reliance Periods:

	Three Months Ended March 31, 2022
	(in thousands, except for per share data)
	As Previously Reported		Correction		As Restated
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
Net Loss, as reported	$(122,809)	$(2.39)	$(10,469)	$(0.21)	$(133,278)	$(2.60)
Adjusted for: (1)
CBA ratification bonus (2)	2,104	0.04	—	—	2,104	0.04
Unrealized (gains) losses on foreign debt (3)	(11,582)	(0.23)	—	—	(11,582)	(0.23)
Unrealized loss on equity securities (4)	—	—	11,474	0.23	11,474	0.23
Tax effect of adjustments (5)	1,990	0.04	(1,005)	(0.02)	985	0.02
Adjusted net loss	$(130,297)	$(2.54)	$—	$—	$(130,297)	$(2.54)

	Three Months Ended June 30, 2022
	(in thousands, except for per share data)
	As Previously Reported		Correction		As Restated
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
Net Loss, as reported	$(36,774)	$(0.72)	$(10,600)	$(0.20)	$(47,374)	$(0.92)
Adjusted for: (1)
Loss on extinguishment of debt (6)	8,568	0.17	—	—	8,568	0.17
CBA related expense (2)	2,574	0.05	—	—	2,574	0.05
Unrealized (gains) losses on foreign debt (3)	(20,381)	(0.40)	—	—	(20,381)	(0.40)
Gain on sale of aircraft (7)	(2,578)	(0.05)	—	—	(2,578)	(0.05)
Unrealized loss on equity securities (4)	—	—	7,920	0.15	7,920	0.15
Tax effect of adjustments (5)	2,482	0.05	2,680	0.05	5,162	0.10
Adjusted net loss	$(46,109)	$(0.90)	$—	$—	$(46,109)	$(0.90)

	Six Months Ended June 30, 2022
	(in thousands, except for per share data)
	As Previously Reported		Correction		As Restated
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
Net Loss, as reported	$(159,583)	$(3.11)	$(21,069)	$(0.41)	$(180,652)	$(3.52)
Adjusted for: (1)
Loss on extinguishment of debt (6)	8,568	0.17	—	—	8,568	0.17
CBA related expense (2)	4,678	0.09	—	—	4,678	0.09
Unrealized (gains) losses on foreign debt (3)	(31,963)	(0.63)	—	—	(31,963)	(0.63)
Gain on sale of aircraft (7)	(2,578)	(0.05)	—	—	(2,578)	(0.05)
Unrealized loss on equity securities (4)	—	—	19,394	0.38	19,394	0.38
Tax effect of adjustments (5)	4,472	0.09	1,675	0.03	6,147	0.12
Adjusted net loss	$(176,406)	$(3.44)	$—	$—	$(176,406)	$(3.44)

(1)    The Company’s management team believes that adjusting for the impact of the items identified below helps investors better analyze the Company’s core operational performance and compare the Company’s results to other airlines and across periods.
(2)    In January 2022, the Company reached a tentative agreement with its IAM-M and IAM-C employees. In February 2022, employees represented by the IAM-M and IAM-C ratified a new CBA, which included a one-time signing bonus of $2.1 million, which was recorded in wages and benefits during the first quarter of 2022. During the second quarter of 2022, the Company and the IAM completed a separation program under the CBA and recognized a $2.6 million one-time expense, which was recorded in wages and benefits.
(3)    Unrealized loss (gain) on foreign debt is based on the fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.
(4)    Unrealized gains/losses on the Company’s equity securities are accounted for at fair value in nonoperating expense. These unrealized gains/losses are driven by changes in stock prices and foreign currency fluctuations.
(5)    Tax effect of adjustments includes the tax effect of adjustments in the period presented.
(6)    During the three and six months ended June 30, 2022, the Company recognized a $8.6 million loss on the extinguishment of the Company's remaining outstanding Series 2020-1A and Series 2020-1B Equipment Notes.
(7)    During the three months ended June 30, 2022, the Company sold three ATR-72 aircraft and recorded a $2.6 million gain on sale of aircraft in other operating expense.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s plans and expectations related to the restatement of the consolidated unaudited financial statements as of and for the Non-Reliance Periods. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the outcome of the Company’s evaluation of its accounting with respect to previously issued financial statements, including the possibility of material adjustments thereto; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its required reports; and the application of accounting or tax principles in an unanticipated manner. See also additional risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 27, 2022. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer